As filed with the Securities and Exchange Commission on January 14, 2021

Registration No. 333-248754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3532642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William S. Moss III

Executive Vice President, General Counsel and Secretary

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Ramey Layne

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,602,460 (1)	(2)	$29,501,769 (3)	$3,829.33(4)

(1)

Comprised of 3,776,888 shares of common stock, par value $0.01 per share (“common stock”) of Talos Energy Inc. (the “registrant”), issued to the selling stockholders and an additional 825,572 shares being held in escrow (the “Escrowed Shares”) to satisfy potential indemnification claims. The Escrowed Shares will be released to the selling stockholders to the extent not used to satisfy indemnification claims. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered for resale by the selling stockholders includes such indeterminate number of shares of common stock as may be issuable as a result of stock splits, dividends or similar transactions.

(2)

With respect to the offering of shares of common stock by the selling stockholders named herein, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the selling stockholders.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for our common stock on September 9, 2020, as reported on the New York Stock Exchange.

(4)	The registrant previously paid $3,829.33 of the registration fee in connection with the previous filing of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

(Subject to Completion, dated January 14, 2021)

PROSPECTUS

Talos Energy Inc.

4,602,460 Shares of Common Stock

The selling stockholders may offer and sell up to 4,602,460 shares in the aggregate of common stock identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders may offer and sell shares of our common stock from time to time. The selling stockholders may offer and sell shares of our common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock.

We are registering these 4,602,460 shares of common stock for sale by the selling stockholders pursuant to a registration rights agreement, dated as of August 5, 2020 (the “Castex Registration Rights Agreement”), which we entered into in connection with the closing of an acquisition of select oil and natural gas assets from affiliates of Castex Energy 2005, LLC (the “Castex Acquisition”).

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TALO.”

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number is (713) 328-3000.

Investing in our shares involves risks. See “Risk Factors” on page 6 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy shares anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.

i

Glossary

As used in this prospectus, unless the context indicates or otherwise requires, the following terms have the following meanings.

•

“Apollo Funds” means funds and other alternative investment vehicles managed by Apollo Management VII, L.P., a Delaware limited partnership and Apollo Commodities Management, L.P., a Delaware limited partnership with respect to Series I.

•	“Castex 2005” means Castex Energy 2005, LLC, a Delaware limited liability company.

•	“Castex Energy” means Castex Energy Partners, LLC, a Delaware limited liability company.

•	“Castex Holdco” means Castex Energy 2005 Holdco, LLC, a Delaware limited liability company.

•	“Castex Offshore” means Castex Offshore, Inc., a Texas corporation.

•

“Castex Purchase Agreement” means the Purchase and Sale Agreement, dated as of June 19, 2020, and as amended on July 3, 2020, by and among us, Castex Energy, Castex Offshore and Talos Third Coast (as successor-in-interest to Talos Production).

•

“Escrow Agreement” means the Escrow Agreement, dated as of June 19, 2020, by and among Castex Energy, Castex Offshore, Talos Third Coast (as successor-in-interest to Talos Production) and Citibank, N.A., as escrow agent.

•	“Riverstone Funds” means entities controlled by or affiliated with Riverstone Energy Partners V, L.P., a Delaware limited partnership.

•	“Talos Energy” means Talos Energy LLC, a Delaware limited liability company.

•	“Talos Production” means Talos Production, Inc., a Delaware corporation.

•	“Talos Third Coast” means Talos Third Coast, LLC, a Delaware limited liability company.

•	“Transactions” means the transactions contemplated by the Castex Purchase Agreement and Escrow Agreement.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration process, the selling stockholders named in this prospectus may use this prospectus to sell up to 4,602,460 shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that the selling stockholders offer and sell shares of common stock, the selling stockholders may provide a prospectus supplement to this prospectus that will contain specific information about the shares being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or like terms mean Talos Energy Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the shares covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the shares covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.talosenergy.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in, or incorporated by reference into, this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves that we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program and other capital expenditures;

•	realized oil and natural gas prices;

•	timing and amount of future production of oil, natural gas and natural gas liquids (“NGLs”);

•	our hedging strategy and results;

•	future drilling plans;

•	availability of pipeline connections on economic terms;

•	competition, government regulations and political developments including as a result of the recent presidential and congressional elections in the U.S.;

•	our ability to obtain permits and governmental approvals, including with respect to repairs to the Ram Powell facility;

•	pending legal, governmental or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	leasehold or business acquisitions on desired terms;

•	costs of developing properties;

•	general economic conditions;

•	credit markets;

•	impact of new accounting pronouncements on earnings in future periods;

•	estimates of future income taxes;

•	our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities;

•	uncertainty regarding our future operating results and our future revenues and expenses; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors; inflation; lack of availability of drilling and production equipment and services; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our business combinations are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; and the other risks discussed under the heading “Risk Factors” in this prospectus, our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, all of which are incorporated by reference into this prospectus, and any risk factors included in any applicable prospectus supplement.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

ABOUT TALOS ENERGY INC.

Overview

We are a technically driven independent exploration and production company focused on safely and efficiently maximizing value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. We leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world.

We have historically focused our operations in the Gulf of Mexico because of our deep experience and technical expertise in the basin, which maintains favorable geologic and economic conditions, including multiple reservoir formations, comprehensive geologic and geophysical databases, extensive infrastructure and an attractive and robust asset acquisition market. Additionally, we have access to state-of-the-art three-dimensional seismic data, some of which is aided by new and enhanced reprocessing techniques that have not been previously applied to our current acreage position. We use our broad regional seismic database and our reprocessing efforts to generate a large and expanding inventory of high-quality prospects, which we believe greatly improves our development and exploration success. The application of our extensive seismic database, coupled with our ability to effectively reprocess this seismic data, allows us to both optimize our organic drilling program and better evaluate a wide range of business development opportunities, including acquisitions and joint venture opportunities, among others.

In order to determine the most attractive returns for our drilling program, we employ a disciplined portfolio management approach to stochastically evaluate all of our drilling prospects, whether they are generated organically from our existing acreage, an acquisition or joint venture opportunities. We add to and reevaluate our inventory in order to deploy capital as efficiently as possible.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “us,” “we,” “our” or the “Company” are to Talos Energy Inc. and its wholly-owned subsidiaries.

Our Corporate Information

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number at that address is (713) 328-3000. Our website address is www.talosenergy.com. Information contained on our website does not constitute a part of this prospectus.

For additional information about the Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

RISK FACTORS

You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as incorporated herein by reference, as well as the other information contained, or incorporated by reference, in this prospectus, before deciding to invest in our common stock. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our common stock. Please read the section entitled “Cautionary Note Regarding Forward Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock being offered by any of the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ shares and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time of up to 4,602,460 shares of our common stock by the stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders” and its transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The selling stockholders identified below may currently hold or acquire at any time shares of our common stock in addition to those registered hereby.

We are registering these 4,602,460 shares of our common stock for sale by the selling stockholders named below pursuant to the Castex Registration Rights Agreement, which we entered into in connection with the closing of the Castex Acquisition. For additional information regarding the Castex Registration Rights Agreement, see “Description of Capital Stock—Castex Registration Rights Agreement.”

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The mailing address of the listed beneficial owners is One Memorial City Plaza, 800 Gessner Road, Suite 925, Houston, TX 77024.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of the date hereof. Except as may be noted elsewhere in this prospectus relating to the Castex Purchase Agreement and the Castex Registration Rights Agreement, the selling stockholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus. Because the selling stockholders identified in the table below may sell some or all of the shares of our common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our common stock, no estimate can be given as to the number of shares of our common stock covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Castex Registration Rights Agreement, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may currently own.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
	Number	% (1)		Number	% (1)
Selling Stockholders
Castex Energy Partners, LLC (2)(3)	2,989,631	3.7%	2,989,631	—	—
Castex Offshore, Inc. (2)(3)	1,612,829	2.0%	1,612,829	—	—
Total	4,602,460	5.7%	4,602,460	—	—

(1)	As of January 8, 2021, there were 81,279,989 shares of our common stock outstanding.

(2)

Castex Energy and Castex Offshore collectively were issued 3,776,888 shares of our common stock, or 4.6%, based on 81,279,989 shares outstanding as January 8, 2021, pursuant to the Castex Purchase Agreement in connection with the closing of the Castex Acquisition on August 5, 2020. An additional 825,572 shares of our common stock (the “Escrowed Shares”) are currently being held by an indemnity escrow agent pursuant to the Escrow Agreement in order to secure Castex Energy’s and Castex Offshore’s indemnification obligations under the Castex Purchase Agreement in connection with the closing of the Castex Acquisition, as further described below. Castex Offshore is a wholly owned subsidiary of Castex Energy. Castex 2005 is the sole managing member of Castex Energy. The board of directors of Castex Holdco, as the sole managing member of Castex 2005 and the indirect sole managing member of Castex Energy, has the right to exercise voting and dispositive power over all securities held by Castex Energy. The bylaws of Castex Offshore provide that the board of directors of Castex Offshore shall match the board of directors of Castex Holdco, therefore the board of directors of Castex Holdco also exercises voting and dispositive power over all securities held by Castex Offshore. The foregoing information is based on the Schedule 13G filed by Castex Holdco on August 14, 2020.

(3)

On August 5, 2020, pursuant to the Castex Purchase Agreement and the Escrow Agreement, the 825,572 Escrowed Shares were issued to an escrow agent to be held in an indemnity escrow account for a period not to exceed 18 months from the closing of the Castex Acquisition. For so long as any Escrowed Shares are subject to the Escrow Agreement, Castex Energy and Castex Offshore have the sole right to vote such shares representing their pro rata portion of the total Escrowed Shares and such shares are considered beneficially owned by each of Castex Energy and Castex Offshore in such proportions but, without the consent of Talos Third Coast, neither Castex Energy and Castex Offshore may dispose of or transfer its interests in such shares. Depending on the determination of any potential claims for indemnification and in accordance with the applicable terms of the Castex Purchase Agreement, assuming the release of all of the Escrowed Shares to Castex Energy and Castex Offshore, 289,303 Escrowed Shares would be released and transferred to Castex Offshore and 536,269 Escrowed Shares would be released and transferred to Castex Energy.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the Registration Statement of which this prospectus forms a part. In certain circumstances, the terms of such capital stock are modified by our Stockholders’ Agreement, entered into on May 10, 2018 (the “Stockholders’ Agreement”).

Our authorized capital stock consists of 300,000,000 shares of capital stock, consisting of 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of blank check preferred stock, par value $0.01 per share.

As of January 8, 2021, there were 81,279,989 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share of our common stock held. Holders of our common stock are not entitled to vote on any amendment to our Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such terms pursuant to our Amended and Restated Certificate of Incorporation, or the Delaware General Corporation Law (“DGCL”).

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock or any resolution providing for the issuance of such series of stock adopted by our board of directors, the number of authorized shares of either our common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power.

Our Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock, each director of our board of directors will be elected by the vote of a majority of the votes cast affirmatively or negatively with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, on the 10th day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected at the meeting, then the directors will be elected by a vote of a plurality of the votes cast. Subject to the terms of the Stockholders’ Agreement, our Amended and Restated Certificate of Incorporation provides that directors (other than directors elected exclusively by the holders of one or more series of preferred stock) may be removed from office only for cause and only by the affirmative vote of our stockholders that together hold at least 66 2/3% of the voting power of our outstanding shares.

Our Amended and Restated Certificate of Incorporation provides for our board or directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected exclusively by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors and helps to ensure that there will be continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success.

Our Amended and Restated Bylaws provide that unless required otherwise by law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, any action other than the election of directors that requires stockholder approval must be authorized by a majority of the votes cast affirmatively or negatively by the stockholders entitled to vote at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the Amended and Restated Bylaws may be adopted, amended, altered, or repealed by the approval of our board of directors, which must include the approval of a majority of our directors then in office; provided, however, our Amended and Restated Bylaws provide that the provisions in our Amended and Restated Bylaws relating to board size, certain board votes to approve certain related party transactions and certain issuances of preferred stock, and the composition and authority of the Audit Committee and the Governance & Nominating Committee may not be amended, altered or repealed (and no provision inconsistent therewith may be adopted) by our board of directors without the approval of either (i) all of the directors then in office or (ii) a majority of the directors then qualifying as Company Independent Directors as set forth in the Stockholders’ Agreement. Our Amended and Restated Bylaws may also be adopted, amended or repealed by the affirmative vote of the stockholders that together hold at least 66 2/3% of our outstanding shares; provided that until the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any such modifications or amendments adopted by our stockholders are approved by the affirmative vote of the stockholders that together hold a majority of our outstanding shares.

Generally, our Amended and Restated Certificate of Incorporation may be amended, modified or repealed if the amendment, modification or repeal is approved by our board of directors and by the affirmative vote of our stockholders that together hold a majority of our outstanding shares. Subject to the foregoing sentence and the rights of the holders of any series of preferred stock, our Amended and Restated Certificate of Incorporation may be amended as provided by the DGCL.

Apollo Funds and Riverstone Funds, by virtue of their ownership of a majority of the voting power of our common stock (but subject to the Stockholders’ Agreement), will be able to approve any matter brought to a vote of our stockholders without the affirmative vote of any other stockholders.

Dividend Rights. Subject to any preferential dividend rights of outstanding preferred stock, our board of directors may, in its discretion, out of funds legally available for the payment of dividends, declare and pay dividends on our common stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and payment or setting aside for payment of any preferential amount due to the holders of any series of preferred stock, the holders of our common stock will receive ratably any assets remaining to be paid or distributed.

Preemptive Rights. Under our Amended and Restated Certificate of Incorporation, the holders of our common stock do not have preemptive rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Under our Amended and Restated Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, as may be stated and expressed in any resolution or resolutions adopted by our board of directors providing for the issuance of such series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may restrict dividends on our common stock, dilute the voting power of our common stock or subordinate the liquidation rights of our common stock.

Exclusive Venue

Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders (including beneficial owners of stock) to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine, will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Company’s Amended and Restated Certificate of Incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Castex Registration Rights Agreement

In connection with the closing of the Castex Acquisition, on August 5, 2020, we entered into the Castex Registration Rights Agreement with Castex Energy and Castex Offshore, pursuant to which, among other things and subject to certain restrictions, we were required, among other things, to file with the SEC a shelf registration statement on Form S-3 registering for resale the shares of our common stock issued as consideration in connection with the closing of the Castex Acquisition. We are filing this Registration Statement pursuant to our obligations under the Castex Registration Rights Agreement.

Anti-Takeover Effects of Provisions of our Governing Documents

Although the Apollo Funds and the Riverstone Funds own a majority of our capital stock, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Board Designees

Pursuant to a Stockholders’ Agreement and our Amended & Restated Bylaws, the board of directors is to consist of ten (10) members, and the Apollo Funds and the Riverstone Funds (each a “Stockholder Group”) will each independently have the right to designate, in connection with any annual or special meeting of our stockholders at which directors will be elected, (i) two (2) persons for nomination by the board of directors for election to the board of directors (each, a “Nominee”) for so long as such Stockholder Group owns at least (A) 15% of our outstanding common stock or (B) 50% of the number of shares of our common stock issued to such Stockholder Group in connection with the previously disclosed business combination between Talos Energy LLC and Stone Energy Corporation that occurred on May 10, 2018 , after appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares (such shares with respect to each Stockholder Group, the “Initial Group Shares,” and collectively, the “Initial Shares”) and (ii) one (1) Nominee for so long as such Stockholder Group owns (A) at least 5% but less than 15% of our outstanding common stock or (B) at least 50% of the number of Initial Group Shares.

Further, the Stockholders’ Agreement also provides that (i) for so long as the Apollo Funds and the Riverstone Funds collectively own at least (A) 50% of our outstanding common stock or (B) 80% of the number of Initial Shares, the Apollo Funds and the Riverstone Funds shall have the collective right to designate two (2) Nominees, one of whom qualifies as an “independent” under the NYSE listing standards (an “Independent Director”) and the other of whom must either be our Chief Executive Officer or also qualify as an Independent Director, and (ii) for so long as the Apollo Funds and the Riverstone Funds collectively own (A) less than 50% of our outstanding common stock but at least 60% of the Initial Shares or (B) less than 80% of the Initial Shares but at least 40% of our outstanding common stock, the Apollo Funds and the Riverstone Funds shall have the collective right to designate one (1) Nominee, whom must either be our Chief Executive Officer or qualify as an Independent Director.

The Apollo Funds and the Riverstone Funds have agreed to vote their shares of our common stock in favor of any Nominees designated by the other Stockholder Group, and in accordance with the terms of the Stockholders’ Agreement with respect to all other Nominees.

These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Amended and Restated Bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a qualified stockholder of record at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. Our Amended and Restated Bylaws provide that, subject to applicable law, special meetings of the stockholders may be called at any time by (i) the Chairman of our board of directors, (ii) the President, (iii) a majority of our board of directors, (iv) a majority of the executive committee (if any) or (v) the Secretary at the direction of a stockholder, or a group of stockholders, holding at least 25% of our capital stock. Our Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Amended and Restated Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Action by Written Consent in Lieu of a Meeting

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also provide that, until such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any action that could be taken by stockholders at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if there is a written consent signed by holders of our outstanding common stock sufficient to take such action if there had been a meeting of stockholders. After such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of common stock, any action that could be taken by stockholders at a meeting of stockholders must be effected at a duly called annual or special meeting and may not be effected by consent in lieu of a stockholder meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Related Party Transactions

Our Amended and Restated Bylaws and the Stockholders’ Agreement provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction is any transaction or series of related transactions in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors has a direct or indirect material interest and the transaction or series of transaction involves payments of $120,000 or more or are otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee may request that the Riverstone designees confirm that the Riverstone Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Riverstone designees will not be considered disinterested directors until the Riverstone designees provide such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee may request that the Apollo designees confirm that the Apollo Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Apollo designees will not be considered disinterested directors until the Apollo designees provide such confirmation.

Corporate Opportunities and Transactions with Controlling Stockholders

In recognition and anticipation that directors, officers, employees, managing directors or other affiliates of the Apollo Funds and the Riverstone Funds may serve as our directors or officers, that the Apollo Funds and the Riverstone Funds may engage in the same or similar lines of business as we do, and that the Apollo Funds and the Riverstone Funds may have an interest in the same areas of corporate opportunity as we do, our Amended and Restated Certificate of Incorporation provides for the allocation of certain transactions and corporate opportunities between us, on the one hand, and the Apollo Funds and the Riverstone Funds, on the other hand. Specifically, except as otherwise agreed by us and the Apollo Funds and the Riverstone Funds, the Apollo Funds and the Riverstone Funds, and their directors, officers, employees, managing directors or other affiliates who are also directors or officers of us, will be permitted to engage in the same or similar activities or lines of business as we do, to do business with any of our clients, customers, vendors or lessors (or their affiliates), or to make investments in the same kind of property as we do.

We will renounce any interest or expectancy to participate in any business of the Apollo Funds and the Riverstone Funds, and will waive any claim against the Apollo Funds and the Riverstone Funds, or any director, officer, employee, managing director or other affiliate of an Apollo Fund or a Riverstone Fund who is also one of our directors or officers, and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for a breach of any fiduciary duty solely because such entity or person participated in any such business.

In the event that the Apollo Funds and the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds and the Riverstone Funds, who is also one of our directors or officers acquires knowledge of a potential transaction which may constitute a corporate opportunity for such entity or person and us, such entity or person will not have a duty to offer or communicate information about the corporate opportunity to us. In addition, we will renounce any interest or expectancy in such corporate opportunity and will waive any claim against the Apollo Funds or the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds or the Riverstone Funds who is also one of our directors or officers and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for breach of any fiduciary duty solely because such entity or person (i) pursues or acquires any corporate opportunity, (ii) directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person or (iii) does not communicate the corporate opportunity to us, provided, however, that any corporate opportunity which is expressly offered to a person in writing solely in his or her capacity as one of our officers or directors will belong to us.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

NYSE Listing

Our common stock is listed on the NYSE under the trading symbol “TALO.”

PLAN OF DISTRIBUTION

The selling stockholders may use any one or more of the following methods when selling shares of our common stock under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our common stock to close out short positions;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our shares of common stock at:

•	market prices prevailing at the time of any sale under this Registration Statement;

•	prices related to market prices; or

•	negotiated prices.

A selling stockholder may change the price of the shares offered from time to time.

A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the shares. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the shares and any commissions payable by a selling stockholder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any selling stockholder utilizes any underwriters in the sale of the shares in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the shares in respect of which this prospectus is delivered to the public. The underwriters may also be our or the selling stockholders’ customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.

If any selling stockholder utilizes a dealer in the sale of the shares in respect of which this prospectus is delivered, the selling stockholder will sell those shares to the dealer, as principal. The dealer may then resell those shares to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

Offers to purchase shares may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the shares, including liabilities arising under the Securities Act.

The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a selling stockholders may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the shares of our common stock offered hereby on behalf of Talos Energy Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Talos Energy Inc., appearing in Talos Energy Inc.’s Annual Report on Form 10-K filed with the SEC on March 12, 2020, for the year ended December 31, 2019, and the effectiveness of Talos Energy Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Prior to the previously disclosed business combination between Talos Energy LLC and Stone Energy Corporation that occured on May 10, 2018 (the “Stone Transactions”), Talos Energy was controlled by the Apollo Funds through May 10, 2018. Talos Energy and its historical financial statements were not subject to the SEC and Public Company Accounting Oversight Board (United States) (“PCAOB”) auditor independence rules. The historical financial statements of Talos Energy, the target for purposes of the Stone Transactions, were conducted in accordance with U.S. generally accepted auditing standards and subject to the AICPA independence rules. Upon completion of the Stone Transactions, Talos Energy was deemed the accounting acquirer and as such, its historical 2016 and 2017 financial statements were required to be presented as the predecessor in subsequent SEC filings, audited in accordance with PCAOB audit standards, and subject to SEC auditor independence rules. EY converted its historical audits of Talos Energy to SEC and PCAOB standards.

In November 2016, an Apollo Fund acquired a controlling interest in a company unrelated to Talos Energy (Apollo portfolio company or “APC”) resulting in APC becoming an affiliate of Talos Energy by virtue of being under common control and subject to the SEC and PCAOB auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements conducted in accordance with the PCAOB standards. EY has provided certain non-audit advisory services for APC, including managed services and a tax service that included a contingent fee arrangement. Once APC became an affiliate of Talos Energy in November 2016, the managed services and the contingent fee arrangement provided to APC was inconsistent with the SEC’s and PCAOB’s auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements pursuant to PCAOB standards. The managed services were terminated and the contingent fee arrangement was converted to an appropriate fee arrangement in November 2017. Fees from these engagements from November 2016 to November 2017 were not material to EY or APC. None of the professionals who provided or were involved with the aforementioned engagements were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC had no impact on Talos Energy’s operations or its consolidated financial statements. The managed services and contingent fee arrangement were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the managed services and contingent fee arrangement were not subject to audit by EY.

In April 2018, it was determined that a service team in EY France (EY member firm) provided internal audit co-sourcing services during November and December 2017 to an Apollo portfolio company (“APC 2”) controlled by an Apollo Fund and thus an affiliate of Talos Energy by virtue of being under common control. The service ceased in December 2017. Fees from this engagement were not material to EY or APC 2. None of the professionals who provided or were involved with the aforementioned engagement were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC 2 had no impact on Talos Energy’s operations or its consolidated financial statements. The co-sourcing services were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the co-sourcing services were not subject to audit by EY.

In 2016, a staff level employee of EY in the United States provided audit services to Talos Energy while holding a de minimis financial relationship with an affiliate of Talos Energy. Additionally, during 2016 and 2017, four employees of EY or an associated firm held financial relationships with certain affiliates of Talos Energy while providing non-audit services to other sister affiliates of Talos Energy. Each of these individuals were deemed to be covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. None of the financial relationships related to investments in Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person financial relationship matters, the respective financial relationships were either disposed of or rolled over, or the individual was removed from the related non-audit service engagement team.

In 2017 and 2018, two EY professionals provided non-audit services to sister affiliates of Talos Energy causing them to be deemed covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. The EY professionals reported part-time dual employment with another sister affiliate of Talos Energy. Under the SEC and PCAOB auditor independence rules, covered persons cannot have employment relationships with an audit client or any affiliate of the audit client. Neither of these individuals provided service to Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person employment relationship matters, the respective employment relationships were terminated in late 2017 and early 2018, respectively.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters will not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Talos Energy’s/Talos Energy Inc.’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audit engagements.

The board of directors of Talos Energy Inc. has reviewed and considered the impact that these matters may have on EY’s independence with respect to Talos Energy Inc. under the applicable SEC and PCAOB independence rules. After considering all the facts and circumstances, the board of directors of Talos Energy Inc. concluded that these matters have not and will not impair EY’s ability to exercise objective and impartial judgment on all issues encompassed with their audit engagements and a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

The consolidated financial statements of ILX Holdings, LLC and subsidiaries (“ILX Holdings”) as of and for the year ended December 31, 2019, incorporated in this Prospectus by reference from the Current Report on Form 8-K of Talos Energy Inc. dated September 11, 2020, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to an agreement entered into by ILX Holdings to sell limited liability company interests in ILX Holdings’ wholly-owned subsidiaries that hold ILX Holdings’ working interests in all of its producing oil and gas properties, primary term acreage and prospects to Talos Production, Inc. and the classification of the related assets and liabilities as held for sale). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of ILX Holdings II, LLC and subsidiaries (“ILX Holdings II”) as of and for the year ended December 31, 2019, incorporated in this Prospectus by reference from the Current Report on Form 8-K of Talos Energy Inc. dated September 11, 2020, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to an agreement entered into by ILX Holdings II to sell limited liability company interests in ILX Holdings II’s wholly-owned subsidiaries that hold ILX Holdings II’s working interests in all of its producing oil and gas properties and certain primary term acreage and prospects to Talos Production, Inc. and the classification of the related assets and liabilities as held for sale). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Castex Energy 2014, LLC as of and for the fiscal years ended December 31, 2019 and 2018, incorporated by reference in this prospectus from Talos Energy Inc.’s Current Report on Form 8-K filed with the SEC on September 11, 2020, have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor incorporated herein by reference given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Castex Energy 2016, LP as of and for the fiscal years ended December 31, 2019 and 2018 incorporated by reference in this prospectus, from Talos Energy Inc.’s Current Report on Form 8-K filed with the SEC on September 11, 2020, have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor, incorporated herein by reference given on the authority of such firm as experts in accounting and auditing.

Reserve Engineers

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties as of September 30, 2020 and December 31, 2019, 2018 and 2017 that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such report and in giving such report.

Certain information with respect to the oil and gas reserves associated with the oil and natural gas properties of ILX Holdings, LLC and ILX Holdings II, LLC, each as of December 31, 2019, that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such report and in giving such report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our shares of common stock. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, August 6, 2020 and November 5, 2020, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on January 23, 2020, January 30, 2020, February  25, 2020, March 2, 2020, March  10, 2020, May 15, 2020, June  19, 2020, June  25, 2020, September  11, 2020, October  26, 2020, December  8, 2020, December  11, 2020, December  23, 2020, January 8, 2021, January 11, 2021, January 11, 2021 and January 14, 2021 and on Form 8-K/A filed with the SEC on May 14, 2020; and

•

The description of our common stock included in our Registration Statement on Form S-4 (File No. 333-222341), originally filed with the SEC on December 29, 2017, under the heading “Description of New Talos Capital Stock,” which updates the description of the common stock of Stone Energy Corporation contained in the Registration Statement on Form 8-A filed by Talos Petroleum LLC (formerly Stone Energy Corporation) on February 28, 2017, and including all other amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the Registration Statement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

Attn: Executive Vice President, General Counsel and Secretary

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

Talos Energy Inc.

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the shares offered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee		$3,829.33
FINRA filing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The discussion below summarizes the material indemnification provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL.

Section 145 of the DGCL provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for expenses, judgments and fines, and amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding if: (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful. Indemnification is also allowed in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that a corporation cannot indemnify them if they have been adjudged to be liable to the corporation unless the Court of Chancery or the court in which the action or suit was brought shall determine upon application that they are fairly and reasonably entitled to indemnity for such expenses. Section 145 of the DGCL also requires a Delaware corporation to indemnify a present or former officer or director against any expenses (including attorneys’ fees) actually and reasonably incurred by such person if he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein.

Article VII of our Amended and Restated Certificate of Incorporation together with Article VI of our Amended and Restated Bylaws provide for mandatory indemnification of each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because:

•	the person is or was or has agreed to become a director or officer; or

•

is a person who, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent permitted by the DGCL as it exists at the time the indemnification provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws were adopted or as it may be amended. However, except for proceedings to enforce rights to indemnification or advancement, we will indemnify any person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our board of directors.

Article VII of our Amended and Restated Certificate of Incorporation and Article VI of our Amended and Restated Bylaws provide for the advancement of reasonable expenses (including, without limitation, attorneys’ fees) reasonably incurred by any indemnified person; provided, however, that the person to whom expenses are advanced shall deliver to us a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under our Amended and Restated Bylaws and a written undertaking to repay all amounts advanced if it is ultimately determined that such indemnified person is not entitled to be indemnified.

Article VII of our Amended and Restated Certificate of Incorporation and Article VI of our Amended and Restated Bylaws expressly provide that they are not the exclusive methods of indemnification.

Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the company. A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against the liability under Section 145 of the DGCL.

Article VI of our Amended and Restated Bylaws provides that we may purchase and maintain insurance, at our expense, to protect our self and any director or officer or of another entity against any expense, liability or loss. This insurance coverage may be maintained regardless of whether we would have the power to indemnify the person against the expense, liability or loss under our Amended and Restated Bylaws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of our Amended and Restated Certificate of Incorporation contains this type of provision.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

In connection with the consummation of the Transactions, we entered into indemnification agreements with each of our executive officers and directors. These agreements require that we indemnify such individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

2.1#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings, LLC (incorporated by reference to Exhibit 2.1 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

2.2	Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings, LLC (incorporated by reference to Exhibit 2.2 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.3#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings II, LLC (incorporated by reference to Exhibit 2.2 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

2.4	First Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings II, LLC (incorporated by reference to Exhibit 2.4 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.5#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings III LLC (incorporated by reference to Exhibit 2.3 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

2.6	First Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings III LLC (incorporated by reference to Exhibit 2.6 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.7#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2014, LLC (incorporated by reference to Exhibit 2.4 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

Exhibit Number	Description

2.8	First Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2014, LLC (incorporated by reference to Exhibit 2.8 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.9#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2016, LP (incorporated by reference to Exhibit 2.5 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

4.1	Form of Stock Certificate for Common Stock of Talos Energy Inc. (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-222341) filed with the SEC on February 9, 2018).

4.2	Indenture, dated as of May 10, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.5 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.3	Supplemental Indenture No. 1, dated as of September 12, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., Talos Energy Inc. and Wilmington Trust, National Association, as trustee and collateral agent. (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Registration Statement on Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

4.4	Registration Rights Agreement, dated as of May 10, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., the subsidiary guarantors named therein and each of the holders set forth on the signature pages thereto (incorporated by reference to Exhibit 4.6 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.5	Form of 11.00% Second-Priority Senior Secured Note due 2022 (included in Exhibit 4.2).

4.6	Stockholders’ Agreement, dated as of May 10, 2018, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.7	Stockholders’ Agreement Amendment, dated as of February 24, 2020, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

4.8	Registration Rights Agreement, dated as of May 10, 2018, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.9	Registration Rights Agreement Amendment, dated as of February 28, 2020, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on March 2, 2020).

4.10	Warrant Agreement, dated as of February 28, 2017, by and among Stone Energy Corporation, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

Exhibit Number	Description

4.11	Amendment No. 1 to Warrant Agreement, dated as of May 10, 2018, by and among Talos Energy Inc., Stone Energy Corporation, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.12***	Registration Rights Agreement, dated as of August 5, 2020, by and among Talos Energy, Inc. and each of the other parties set forth on the signature pages thereto.

4.13	Indenture, dated as of January 4, 2021, among Talos Production Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Form 8-K filed with the SEC on January 8, 2021).

4.14	First Supplemental Indenture, dated as of January 14, 2021, by and among Talos Production Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent (incorporated by reference to Exhibit 4.3 to Talos Energy Inc.’s Form 8-K filed with the SEC on January 14, 2021).

4.15	Form of 12.00% Second-Priority Senior Secured Note due 2026 (included as Exhibit A in Exhibit 4.13).

4.16	Registration Rights Agreement, dated as of January 4, 2021, by and among Talos Production Inc., the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers of the 2026 Notes (incorporated by reference to Exhibit 4.3 to Talos Energy Inc.’s Form 8-K filed with the SEC on January 8, 2021).

4.17	Registration Rights Agreement, dated as of January 14, 2021, by and among Talos Production Inc., the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers (incorporated by reference to Exhibit 4.4 to Talos Energy Inc.’s Form 8-K filed with the SEC on January 14, 2021).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Deloitte & Touche LLP.

23.3**	Consent of Deloitte & Touche LLP.

23.4**	Consent of BDO USA, LLP.

23.5**	Consent of BDO USA, LLP.

23.6**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.7**	Consent of Netherland, Sewell & Associates, Inc.

23.8**	Consent of Netherland, Sewell & Associates, Inc.

24.1***	Powers of Attorney (contained on signature pages of the first filing of this Registration Statement).

*	To be filed by amendment or as an exhibit to a document that is incorporated by reference herein.
**	Filed herewith.
***	Previously filed.
#	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is subject to Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that:

(1)

in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)

for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 14, 2021.

TALOS ENERGY INC.

By:	/s/ Timothy S. Duncan
Timothy S. Duncan
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of January 14, 2021.

Name	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President, Chief Executive Officer and Director (Principal Executive Officer)

* Gregory Babcock	Chief Accounting Officer (Principal Accounting Officer)

* Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Neal P. Goldman	Chairman

* Christine Hommes	Director

Name	Title

* John “Brad” Juneau	Director

* Donald R. Kendall, Jr.	Director

* Rajen Mahagaokar	Director

* Charles M. Sledge	Director

* Robert M. Tichio	Director

* James M. Trimble	Director

* Olivia C. Wassenaar	Director

*By	/s/ Timothy S. Duncan
Timothy S. Duncan
Attorney-in-Fact